 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2015

  SMSA BALLINGER ACQUISITION CORP.
 (Exact name of registrant as specified in its Charter)

Nevada	0-55108	45-3598066
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (972) 726-9203

2591 Dallas Parkway, Suite 102, Frisco, Texas 75034
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Form 8-K. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01  Entry into a Material Definitive Agreement.

On December 1, 2015 (the “Closing Date”), SMSA Ballinger Acquisition Corp. (the “Company”), Tiger Trade Technologies, Inc. (“Tiger Trade”) and the stockholders of Tiger Trade (each, a “Stockholder,”  and together, the “Stockholders”) executed a Share Exchange Agreement (the “Exchange Agreement”), pursuant to which each Stockholder exchanged all of their respective issued and outstanding shares of Tiger Trade common stock, par value $0.001 (“Tiger Trade Common Stock”), on a one-for-one share basis, for an aggregate of Seventeen Million Nine Hundred Thousand (17,900,000) newly issued shares of Company Common Stock, par value $0.001 per share (the “Company Common Stock”) and each Stockholder holding issued and outstanding shares of Tiger Trade Series A Convertible Preferred Stock (“Tiger Trade Preferred Stock”) exchanged all such shares on a one-for-one share basis for an aggregate of Five Million (5,000,000) newly issued shares of Company Series A Convertible Preferred Stock, par value $0.001 per share (the “Company Preferred Stock”). As a condition precedent to consummation of the Exchange Agreement, Orsolya Peresztegi, the Company’s sole officer and director on the Closing Date, effected the cancellation of Seven Million Ninety-Five Thousand Six Hundred Two (7,095,602) shares of Company Common Stock pursuant to a Cancellation Agreement effective as of the Exchange Agreement Closing Date. Under the terms of the Cancellation Agreement, Tiger Trade paid Ms. Peresztegi a cancellation fee of Two Hundred Forty-Five Thousand Dollars ($245,000).

As a result of the Exchange Agreement and Cancellation Agreement transactions described above, the Tiger Trade Stockholders acquired, in the aggregate, approximately 85.91% of the issued and outstanding Company Common Stock and 100% of the issued and outstanding Company Preferred Stock, representing approximately 88.64% of the issued and outstanding capital stock of the Company on a fully-diluted basis, and Tiger Trade became a wholly owned subsidiary of the Company as of the Closing Date. Under the Exchange Agreement, (1) Orsolya Peresztegi, the Company’s sole officer on the Closing Date, resigned as an officer of the Company and Gust Kepler was appointed as the President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company, and (2) Mr. Kepler was appointed to serve as a director of the Company.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information disclosed in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01.

As described in Item 1.01 above, on December 1, 2015 we completed the acquisition of Tiger Trade pursuant to the Exchange Agreement. The disclosures in Item 1.01 of this Form 8-K regarding the transactions contemplated by the Exchange Agreement are incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the completion of the transactions contemplated by the Exchange Agreement. Accordingly, pursuant to the requirements of Item 2.01(f) of U.S. Securities and Exchange Commission (“SEC”) Form 8-K, set forth below is the information that would be required if the Company was required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to the Company Common Stock, which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the transactions contemplated by the Exchange Agreement. The information provided below relates to the combined operations of the Company after the acquisition of Tiger Trade, except that information relating to periods prior to the date of the reverse acquisition only relate to Tiger Trade unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

SMSA Ballinger Acquisition Corp. was organized on October 4, 2011 under the laws of the State of Nevada to effect the reincorporation of Senior Management Services of Heritage Oaks at Ballinger, Inc., a Texas corporation, mandated by the Plan of Reorganization discussed below.

On January 17, 2007 Senior Management Services of Heritage Oaks at Ballinger, Inc. (our predecessor company) and its 22 affiliated companies (referred to herein collectively, as the “SMS Debtor Companies”), filed a voluntary petition in the United States Bankruptcy Court For the Northern District of Texas for reorganization (the “Plan of Reorganization”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”).  On August 1, 2007 the bankruptcy court entered its confirmation order which confirmed the First Amended, Modified Chapter 11 Plan, or Plan, as presented by the SMS Debtor Companies and their creditors.  The effective date of the Plan of Reorganization was August 10, 2007.  The Plan of Reorganization as confirmed constituted a separate plan for each of the SMS Debtor Companies.

In order to implement the provisions of the Plan of Reorganization upon emergence from the Chapter 11 reorganization, each SMS Debtor Company was authorized to reincorporate in Delaware or Nevada with a new corporate name as designated in the Plan of Reorganization (such reincorporated entities are collectively referred to herein as the ”SMSA Post Confirmation Companies”).

On October 4, 2011, our predecessor company, Senior Management Services of Heritage Oaks at Ballinger, Inc., a Texas corporation, was reincorporated in the state of Nevada as SMSA Ballinger Acquisition Corp.

Prior to filing the reorganization petition, the SMS Debtor Companies operated a chain of skilled nursing homes in Texas, which prior to the bankruptcy proceedings consisted of 14 nursing facilities.  The SMS Debtor Companies facilities provided around-the-clock care for the health, well-being, safety and medical needs of its patients. The administrative and operational oversight of the nursing facilities was provided by an affiliated management company located in Arlington, Texas.

In 2005 SMS Debtor Companies obtained a secured credit facility from a financial institution.  The credit facility was utilized for working capital and to finance the purchase of real property.  By late 2006, the SMS Debtor Companies were in an “over advance” position, whereby the amount of funds extended by the lender exceeded the amount eligible to be borrowed under the credit facility.  Beginning in September 2006, the SMS Debtor Companies entered into the first of a series of forbearance agreements whereby the lender agreed to forebear from declaring the financing in default provided SMS Debtor Companies obtained a commitment from a new lender to refinance and restructure the credit facility. The SMS Debtor Companies were unsuccessful in obtaining a commitment from a new lender and on January 5, 2007, the lender declared the SMS Debtor Companies in default and commenced foreclosure and collection proceedings.  On January 9, 2007 the lender agreed to provide additional financing to fund payroll and permit a controlled transition to bankruptcy.  Subsequently, on January 17, 2007 the SMS Debtor Companies, consisting of 23 entities, filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code.

During the administration of the SMS Debtor Companies bankruptcy reorganization proceedings, it became apparent that there would not be any available funds to pay the claims of the unsecured creditors.  Halter Financial Group, Inc. (“HFG”), a Dallas, Texas consulting firm, specializing in the area of mergers, acquisition and corporate finance, was contacted by a legal representative of the SMS Debtor Companies to determine whether HFG would participate with the SMS Debtor Companies and their creditors in formulating the structure of the Plan of Reorganization to provide an opportunity for the unsecured SMS Debtor Companies’ creditors to receive payment for all or a portion of their claims.  As part of the Plan of Reorganization, HFG provided approximately $115,000 to be used to pay professional fees associated with the Plan of Reorganization confirmation process.  HFG had no affiliation or involvement with any of the SMS Debtor Companies prior to the bankruptcy action.

As provided in the Plan of Reorganization, approximately 80% of our outstanding common stock (400,000 shares) was issued to HFG in satisfaction of HFG’s administrative claims against the Company. The remaining 20% of our outstanding common stock (130,612 shares) was issued to 566 holders of unsecured debt.  The 530,612 shares (referred to herein collectively as the “Plan Shares”), were issued pursuant to Section 1145 of the Bankruptcy Code. As further consideration for the issuance of the 400,000 Plan Shares to HFG, the Plan of Reorganization required HFG to assist us in identifying a potential business transaction candidate.  From October 4, 2011 to August 1, 2013, HFG paid our operating expenses and provided us, at no cost, with consulting services, including assisting us with formulating the structure of the transactions with Snotarator LLC and Orsolya Peresztegi (described below). Additionally, HFG paid our legal and accounting expenses related to our compliance with the terms of the Plan of Reorganization. Effective October 4, 2011, as allowed by the Plan of Reorganization, HFG transferred its Plan Shares to Halter Financial Investments L.P. (“HFI”), a Texas limited partnership controlled by Timothy P. Halter.

Timothy P. Halter served as our president and sole director from October 4, 2011 until the August 1, 2013 transactions with Snotarator LLC and Orsolya Peresztegi, also known as Orsolya Peresztegi Halter (described below).  Orsolya P. Peresztegi is married to Kevin Halter, Jr., who is the brother of Timothy P. Halter.  Orsolya Peresztegi and Kevin Halter are the owners of Snotarator LLC.  Neither Kevin Halter, Jr., Orsolya Peresztegi nor Snotarator LLC are affiliated with HFG or HFI.

On August 1, 2013 we entered into a share purchase agreement with Orsolya Peresztegi pursuant to which she acquired 9.5 million shares of our Company Common Stock for $9,500 cash, or $0.001 per share. As a result of this transaction, there was a change in control of the Company, resulting in Ms. Peresztegi owning 94.7% of our 10,030,612 outstanding shares of Company Common Stock.

We also entered into the Snotarator Distributor Agreement on August 1, 2013 which granted us the exclusive right to sell products of Snotarator LLC, a Frisco, Texas based Texas limited liability company.  The distribution rights are limited to countries within South America.   Since the Company had no prior experience in selling or marketing consumer products in South America, on April 15, 2014 we entered into a letter agreement with HFG (the “HFG Consulting Agreement”) pursuant to which we engaged HFG to assist us with our initial marketing efforts in South America.

Pursuant to the Plan of Reorganization, if we had not consummated a business transaction prior to August 10, 2013, the Plan Shares would have been deemed void and cancelled.  Since we timely consummated a merger or acquisition transaction with a viable business enterprise, we were required to file a Certificate of Compliance with Reverse Acquisition Requirements (the “Certificate of Compliance”) with the bankruptcy court which was required to state that the requirements of the Plan of Reorganization had been met.  Thereafter, the post discharge injunction provisions set forth in the Plan of Reorganization and our discharge in bankruptcy would be effective.  We believe the entry into the Snotarator Distributor Agreement with Snotarator LLC, an operating entity, on August 1, 2013 and the stock purchase agreement with Orsolya Peresztegi complied with the provisions of the Plan of Reorganization which required us to complete a reverse merger or reverse acquisition with a viable operating enterprise prior to August 10, 2013.

The SMS Debtor Companies bankruptcy case is closed as a final decree has been entered.  The confirmation order of the Plan of Reorganization was effective on August 10, 2007.  No appeal was filed.   Accordingly, we have filed a Certificate of Compliance with the bankruptcy court which stated that the requirements of the Plan had been met, resulting, as provided in the Plan of Reorganization, in our discharge to be deemed granted and that the confirmation order as applicable to us was effective.

On May 15, 2015, the Company and Snotarator, L.L.C. extended the term of the Snotarator Distributor Agreement from May 15, 2015 to May 15, 2017 by mutual written agreement. The Snotarator Distributor Agreement related to the Snotarator and Snotaphant Nasal Aspirator products. Snotarator Nasal Aspirator and Snotaphant Nasal Aspirator are registered trademarks owned by Snotarator LLC, the use of which was granted to the Company pursuant to the terms of the distributor agreement.

On December 1, 2015, the Company entered into a Termination of Distributorship Agreement and Release with Snotarator LLC terminating the Snotarator Distributor Agreement. Also on December 1, 2015, the Company entered into a Termination of HFG Consulting Agreement and Release with HFG terminating the HFG Consulting Agreement.

Reverse Acquisition of Tiger Trade

On December 1, 2015, the Company entered into a Share Exchange Agreement, by and among the Company, Tiger Trade and the Stockholders of Tiger Trade. The Tiger Trade Stockholders consisted of 25 Stockholders.

Under the terms and conditions of the Exchange Agreement, the Company offered and sold Seventeen Million Nine Hundred Thousand (17,900,000) newly issued shares of Company Common Stock and Five Million (5,000,000) newly issued shares of Company Preferred Stock in consideration for all the issued and outstanding shares of Tiger Trade capital stock. The effect of the issuance was that Tiger Trade Stockholders now hold approximately 85.91% of the issued and outstanding shares of Company Common Stock and 100% of the issued and outstanding shares of Company Preferred Stock.

As a condition precedent to consummation of the Exchange Agreement, Orsolya Peresztegi, the Company’s sole officer and director on the Closing Date, effected the cancellation of Seven Million Ninety-Five Thousand Six Hundred Two (7,095,602) shares of Company Common Stock pursuant to a Cancellation Agreement effective as of the Exchange Agreement Closing Date. Under the terms of the Cancellation Agreement, Tiger Trade paid Ms. Peresztegi a cancellation fee of Two Hundred Forty-Five Thousand Dollars ($245,000).

As a result of the Exchange Agreement and Cancellation Agreement transactions described above, the Tiger Trade Stockholders acquired, in the aggregate, approximately 88.64% of the issued and outstanding capital stock of the Company on a fully-diluted basis, and Tiger Trade became a wholly owned subsidiary of the Company as of the Closing Date.

The Exchange Agreement transaction with Tiger Trade was treated as a reverse acquisition, with Tiger Trade as the acquirer and the Company as the acquired party. Unless the context suggests otherwise, when we refer in this Form 8-K to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Tiger Trade.

Organization & Subsidiaries

We have one operating subsidiary, Tiger Trade Technologies, Inc., a Texas corporation.

Overview of Tiger Trade

Our wholly owned subsidiary, Tiger Trade was incorporated on April 28, 2014, in Texas.

The business of Tiger Trade is now the principal business of the Company. Tiger Trade was formed to develop a real time analytical platform to serve as a tool for day traders and swing traders on the OTC and NASDAQ markets. Our proprietary technology is an algorithm driven system (the “TT System”) that works in real time, measuring market trends and data while utilizing a multitude of specific criteria both live and historical. Our TT System was designed to monitor and analyzes over 12,000 stocks on the NASDAQ and OTC markets simultaneously as our servers receive live feeds from these markets. We consider the TT System technology to be among the most user-friendly of its kind.

Development of the TT System

The TT System is still in the development phase. The Company expects to complete development of the TT System and the associated website/platform and interface in order to make it available to subscribers with by the end of February 2016. As of September 30, 2015 Tiger Trade has incurred approximately $241,150 in research and development costs and expenses. In order to finalize the TT System for sale and provide for costs associated with maintaining the TT System, we expect to require approximately $1 Million over the next 12 months.

Marketing of the TT System

The TT System is expected to be sold on a monthly and/or annual subscription basis to individual consumers through our website/platform. We expect to price our TT System subscription on a competitive basis with similar web-based trading tools. When the TT System and website/platform are enterprise ready for sale, we plan to market our product to potential subscribers via online marketing. Our marketing plan includes but is not limited to online affiliate marketing, banner advertising, social media, and targeted email campaigns. We expect that costs associated with our proposed marketing operations will be between approximately $1 Million to $3 Million over the next 12 months. We expect to raise amounts necessary to implement our marketing plans through debt and/or equity financing from the sale of our Company Common Stock and reinvestment of profits generated through subscription revenue.

Intellectual Property

We plan to rely on a combination of trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights, which are primarily our brand names, product coding and marks. As of the date of this report the Company has not yet registered any trademarks, copyrights or other intellectual property associated with our business.

Government Regulation and Approvals

The Company will offer customers a trading tool and not a trading platform, broker dealer or exchange, and therefore does not expect to be subject to regulatory oversight by the SEC, FINRA or other financial regulatory agencies. We are not aware of any governmental regulations or approvals for any of our product.

Employees

As of the date hereof, we have 1 employee who works full-time for the Company. Until such time as the Company has sufficient resources to compensate additional employees, Gust Kepler who serves as a director and our President, Chief Executive Officer, Chief Financial Officer and Secretary will be primarily responsible for managing our administrative affairs.

DESCRIPTION OF PROPERTIES

We do not own any real estate or other physical properties. Our principal office is located at 5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240 in office space leased by G2 International, Inc. (“G2”), a company controlled by Gust Kepler who serves as a director and our President, Chief Executive Officer, Chief Financial Officer and Secretary. The Company is not currently subject to a written lease agreement with G2, and the arrangement can be terminated at any time by the Company or G2. If necessary, the Company believes it could obtain suitable alternative office space on commercially reasonable terms.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Company

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for marketing and development expenses, and for administrative expenses, which management estimates to be between approximately $1 Million to $3 Million over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment. Continued operations will be dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms.

If we are not able to develop our business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

Tiger Trade was incorporated on April 28, 2014. We have no customers, and we have not earned any revenues to date. Our business prospects are difficult to predict because we have a limited operating history, development of the TT System has not yet been completed and we have not yet begun to market our product. Our primary business activities will be focused on the commercialization of our TT System technology. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop our business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your entire investment.

We may not be able to successfully commercialize our TT System technology because of the risk of unanticipated problems related development of the technology. If we do not successfully develop our technology, you will lose your entire investment.

We have relied heavily upon our own test results and preliminary conclusions that our TT System technology can be developed, operated and marketed on a large, commercial scale. It is possible that our understanding of our own preliminary conclusions regarding the development of our technology are and simply not technically feasible. Our inability to successfully develop our TT System technology and market it on a commercial scale, either alone or in a business arrangement with another company, is expected to result in the complete loss of an investor’s investment in the Company.

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because we have not completed development of the TT System, and we do not yet have any revenues to offset the expenses associated with the development of our TT System technology, marketing of the technology and our business operations, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We expect that we will require approximately $1 Million to $3 Million in additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

Our failure to protect our intellectual property and proprietary technology may significantly impair our competitive advantage.

Our success and ability to compete depends in large part upon protecting our proprietary technology. We plan to rely on a combination of patent, trademark and trade secret protection, nondisclosure and nonuse agreements to protect our proprietary rights. The steps we have taken may not be sufficient to prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. The patent and trademark law and trade secret protection may not be adequate to deter third party infringement or misappropriation of our patents, trademarks and similar proprietary rights.

In addition, patents issued to us (if any) may be challenged, invalidated or circumvented. Our rights granted under any such patents (if any) may not provide competitive advantages to us, and the claims under our patent applications may not be allowed. We may be subject to or may initiate interference proceedings in the United States Patent and Trademark Office, which can demand significant financial and management resources. The process of seeking patent protection can be time consuming and expensive and patents may not be issued from currently pending or future applications. Moreover, our existing patents or any new patents that may be issued may not be sufficient in scope or strength to provide meaningful protection or any commercial advantage to us.

We may in the future initiate claims or litigation against third parties for infringement of our proprietary rights in order to determine the scope and validity of our proprietary rights or the proprietary rights of our competitors. These claims could result in costly litigation and the diversion of our technical and management personnel.

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $35,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

We may be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. No assurance can be given that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year-end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $75 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $75 million.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market for and the market price of our common stock and our ability to secure additional financing as needed.

Risks Associated with Our Securities

Our shares of Common Stock do not presently trade, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of Common Stock either now or in the future.

Although our Common Stock is quoted on the OTC Pink marketplace, our shares of common stock do not trade and the price of our Common Stock, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of Common Stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

If a more active market should develop, the price of our shares of Common Stock may be highly volatile. Because there may be a low price for our shares of Common Stock, many brokerage firms may not be willing to effect transactions in our securities. Even if an investor finds a broker willing to effect a transaction in the shares of our Common Stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of Common Stock as collateral for any loans.

Our Common Stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our Common Stock.

Under U.S. federal securities laws, our Common Stock is expected to be considered a “penny stock.” Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional shares of our Common Stock and/or Preferred Stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. As of December 1, 2015, the Company had 20,835,010 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock issued and outstanding. Accordingly, we may issue up to an additional 79,164,990 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock. The future issuance of common stock and/or preferred stock will result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any Common Stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our Company Common Stock.

Our President, Chief Executive Officer, Chief Financial Officer and Secretary and member of the Company’s Board of Directors, Gust Kepler, beneficially owns a majority of our capital stock and voting rights, and accordingly, has control over stockholder matters, our business and management.

As of December 1, 2015, Gust Kepler, our President, Chief Executive Officer, Chief Financial Officer and Secretary and member of the Company’s Board of Directors, beneficially owns 9,900,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock, or approximately 47.52% of our issued and outstanding shares of Company Common Stock and 100% of our issued and outstanding shares of Company Preferred Stock, representing approximately 57.67% of the Company’s issued and outstanding capital stock on a fully diluted basis. Furthermore, each share of the Company Preferred Stock is entitled to 100 votes on all stockholder matters giving him complete control over all such matters. As a result, Mr. Kepler will have the discretion to:

•	Elect or defeat the election of our directors;
•	Amend or prevent amendment of our Articles of Incorporation or Bylaws;
•	Effect or prevent a merger, sale of assets or other corporate transaction; and
•	Affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, stockholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our sole officer and director, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the period from April 28, 2014 (inception of Tiger Trade) through December 31, 2014 and for the three and nine month periods ended September 30, 2015 should be read in conjunction with our financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. References in this section to “we,” “us,” “our” or “Tiger Trade” are to the consolidated business of Tiger Trade.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Recent Developments

Reverse Acquisition of Tiger Trade

On December 1, 2015, we completed a reverse acquisition transaction through a share exchange with Tiger Trade whereby we acquired all of the issued and outstanding shares of capital stock of Tiger Trade in exchange for Seventeen Million Nine Hundred Thousand (17,900,000) shares of our Common Stock and Five Million (5,000,000) shares of our Preferred Stock.

Under the terms and conditions of the Exchange Agreement, the Company issued Seventeen Million Nine Hundred Thousand (17,900,000) shares of our Common Stock for the acquisition of all of the issued and outstanding shares of Tiger Trade Common Stock and Five Million (5,000,000) shares of our Preferred Stock for the acquisition of all of the issued and outstanding shares of Tiger Trade Preferred Stock. As a condition precedent to consummation of the Exchange Agreement, Orsolya Peresztegi, the Company’s sole officer and director on the Closing Date of the Exchange Agreement transaction, effected the cancellation of Seven Million Ninety-Five Thousand Six Hundred Two (7,095,602) shares of Company Common Stock pursuant to a Cancellation Agreement. Under the terms of the Cancellation Agreement, Tiger Trade paid Ms. Peresztegi a cancellation fee of Two Hundred Forty-Five Thousand Dollars ($245,000).

As a result of the Exchange Agreement and Cancellation Agreement transactions described above, the Tiger Trade Stockholders acquired, in the aggregate, 88.64% of the issued and outstanding capital stock of the Company on a fully-diluted basis, and Tiger Trade became a wholly owned subsidiary of the Company as of the Closing Date. Orsolya Peresztegi, the Company’s sole officer and director prior to the Closing Date resigned her positions as an officer of the Company, and Gust Kepler, the sole officer and director of Tiger Trade, became the President, Chief Executive Officer, Chief Financial Officer, Secretary and a member of the Company’s board of directors.

As a result of the controlling financial interest of the former Tiger Trade Stockholders, for financial statement reporting purposes, the exchange transaction between the Company and Tiger Trade was treated as a reverse acquisition, with Tiger Trade deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with the Section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction in substance whereas the assets and liabilities of Tiger Trade (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the combination and the equity structure (the number and type of equity interests issued) of Tiger Trade is being retroactively restated using the exchange ratio established in the Exchange Agreement to reflect the number of shares of the Company issued to effect the acquisition. The number of common shares issued and outstanding and the amount recognized as issued equity interests in the consolidated financial statements is determined by adding the number of common shares deemed issued and the issued equity interests of Tiger Trade immediately prior to the business combination to the un-cancelled shares and the fair value of the Company determined in accordance with the guidance in ASC Section 805-40-55 applicable to business combinations, i.e. the equity structure (the number and type of equity interests issued) in the consolidated financial statements immediately post combination reflects the equity structure of the Company, including the equity interests the legal acquirer issued to effect the combination.

Tiger Trade was incorporated on April 28, 2014, in Texas. We are development stage company and have never generated any revenues. Our proprietary Tiger Trade securities trading TT System is currently being developed. We will need to complete development and begin commercialization of our TT System technology before we can generate any revenues.

12-Month Plan of Operation

We have not yet generated or realized any revenues from our business. Our proprietary TT System technology is still in the development phase. Over the next 12 months plan to continue to develop and fine tune our proprietary TT System software application technology while working on all the other aspects of our website to bring it to enterprise level.  Our current fixed overhead is approximately $25,000 per month. Developmental costs fluctuate depending on the scope of a specific project and whether or not we hire additional independent contractors to assist with these projects. We expect that we will need up to an additional $1 Million to complete development of the TT System and expect to raise additional debt and/or equity capital to complete the development of our product.

Our primary source of revenue is expected to be derived from selling subscriptions to our TT System platform. In order to acquire a significant amount of users we will have to advertise and market our product. We plan to advertise online and also use traditional advertising, including television. We have no specific budget set forth at this time for either form of advertising. Our product offering requires additional research and testing to enable us to be efficient with budgeting for online advertising. We anticipate spending at least $100,000 to $250,000 on traditional television advertising. It will be necessary for us to raise additional capital to fully implement our plans to advertise and market our product. We intend to raise a minimum of $1,000,000 to $3,000,000 for this purpose.

Results of Operations

The Period from April 28, 2014 (Inception of Tiger Trade) through December 31, 2014

During the year ended December 31, 2014, the Company had no revenue and no cost of operations.

Expenses during such period totaled $197,031, of which $118,843 were attributable to software development costs associated with development of the TT System and $78,188 were attributable to general and administrative costs.

The Three Month Periods ended September 30, 2014 and 2015

During the three month periods ended September 30, 2014 and 2015, the Company had no revenue and no cost of operations.

Expenses during the three month periods ended September 30, 2014 and 2015, totaled $36,289 and $124,802, respectively. The increase in expenses was primarily attributable to TT System software and development costs which increased from $6,146 to $76,860. General and administrative costs also increased from $30,143 to $47,942, respectively during such periods.

In the three month period ended September 30, 2015, Tiger Trade also prepaid the $245,000 cancellation fee associated with the shares cancelled by Orsolya Peresztegi under the terms of the Cancellation Agreement dated effective December 1, 2015.

The Nine Month Periods ended September 30, 2014 and 2015

During the nine month periods ended September 30, 2014 and 2015, the Company had no revenue and no cost of operations.

Expenses during the nine month periods ended September 30, 2014 and 2015, totaled $ 124,253 and $ 245,199, respectively. The increase in expenses was primarily attributable to TT System software and development costs which increased from $74,205 to $122,307. General and administrative costs also increased from $50,048 to $122,892, respectively during such periods.

In the nine month period ended September 30, 2015, Tiger Trade also prepaid the $245,000 cancellation fee associated with the shares cancelled by Orsolya Peresztegi under the terms of the Cancellation Agreement dated effective December 1, 2015.

Limited Business History; Need for Additional Capital

There is no historical financial information about the Company upon which to base an evaluation of our performance. We have not generated any revenues from our business. We cannot guarantee we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the development of our technology, and possible cost overruns due to price and cost increases in services. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete our 12-month plan of operation.

We anticipate that additional funding will be in the form of debt and/or equity financing from the sale of our Common Stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from debt financing or the sale of shares of our Common Stock to fund additional expenditures. We do not currently have any arrangements in place for any future debt or equity financing. Our limited operating history and our lack of significant tangible capital assets makes it unlikely that we will be able to obtain significant debt financing in the near future. If such financing is not available on satisfactory terms, we may be unable to continue or expand our business. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

At September 30, 2015, Tiger Trade had a cash balance of $236,786, which Tiger Trade raised by way of a private offering of common stock of Tiger Trade at $0.50 per share, which were subsequently exchanged for Company shares. Such cash amount is not sufficient to commence our 12-month plan of operation. We will need to raise funds to commence our 12-month plan of operation and fund our ongoing operational expenses including the completion of the TT System development and marketing of the product. We expect that costs and expenses necessary to implement our planned product development and marketing operations over the next 12 months will be between $1 Million to $3 Million. Additional funding is expected to be generated through debt and/or equity financing from the sale of our common stock. If we are successful in completing equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from debt or the sale of our Common Stock to fund our 12-month plan of operation and ongoing operational expenses. In the absence of such financing, our business will likely fail.

Summary of Significant Accounting Policies

Cash and cash equivalents

The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes

The Company files income tax returns in the United States of America and various states, as appropriate and applicable.  As a result of the Company’s bankruptcy action, the Company is no longer subject to U.S. federal, state and local, as applicable, income tax examinations by regulatory taxing authorities for any period prior to August 1, 2007.

The Company uses the asset and liability method of accounting for income taxes.  At December 31, 2014 and 2013, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences.  Temporary differences generally represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals, as well as the potential impact of any net operating loss carryforwards (s) and their potential utilization.

The Company has adopted the provisions required by the Income Taxes topic of the FASB Accounting Standards Codification.  The Codification Topic requires the recognition of potential liabilities as a result of management’s acceptance of potentially uncertain positions for income tax treatment on a “more-likely-than-not” probability of an assessment upon examination by a respective taxing authority.  As a result of the implementation of Codification’s Income Tax Topic, the Company did not incur any liability for unrecognized tax benefits.

Income (Loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements.

Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation date.

As of December 31, 2014 and 2013, respectively, the Company had no outstanding stock warrants, options or convertible securities which could be considered as dilutive for purposes of the loss per share calculation.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date hereof with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of 5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240.

Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)

Common Stock	Gust Kepler (2)	9,900,000	47.52%
Common Stock	Orsolya Peresztegi (3)	2,404,398	11.54%
All directors and executive officers as a group (2 people)		12,304,398	59.06%

Series A Convertible Preferred Stock	Gust Kepler (2)	5,000,000	100%
All directors and executive officers as a group (1 person)		5,000,000	100%

(1) As of December 1, 2015, immediately after the closing of acquisition of Tiger Trade, we had 20,835,010 shares of Common Stock and 5,000,000 shares of Series A Convertible Preferred Stock outstanding.

(2) Appointed as a Director and the President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company on December 1, 2015.

(3) Director and resigning officer of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages, and positions of our executive officers and directors as of the date of this Form 8-K.

Name	Age	Positions

Gust Kepler	50	Director, President, Chief Executive Officer, Chief Financial Officer and Secretary

Orsolya Peresztegi	37	Director and former officer

Gust Kepler, was appointed to serve as a director and our President, Chief Executive Officer, Chief Financial Officer and Secretary on December 1, 2015. Mr. Kepler also serves as the President of G2 International, Inc. (“G2”). G2 is a consulting firm with expertise in investment banking founded by Mr. Kepler in 2002.  G2’s primary focus is taking private companies public and providing advice regarding capitalization, strategic planning and investor relations.  Prior to founding G2, Mr. Kepler founded Parallax Entertainment , Inc. (“Parallax”) in 1996.  Parallax was an independent record label, online promotional vehicle and e-commerce solution for musicians on the Internet. Mr. Kepler managed all aspects of the label including A&R, production, marketing and distribution. In 2000, Mr. Kepler successfully completed a direct public offering for the company and Parallax subsequently became a publicly traded company on the OTC BB. Mr. Kepler was also the cofounder of Glance Toys, Ltd. (“Glance Toys”) which was formed in 1990. Glance Toys designed, manufactured and marketed products classified in junior sporting goods category. Products included foam balls, flying discs and beach products, some of which received patents. Glance Toy’s products were sold nationally in prominent chains such as Wal-Mart, Target, Toys R Us, 7-Eleven, and numerous other well-known retailers.

Orsolya Peresztegi, also known as Orsolya Peresztegi Halter, served as our President, Chief Executive Officer, Secretary, Chief Financial Officer and sole director since August 1, 2013. She resigned all offices held as of December 1, 2015, but remains a director of the Company. She is a co-founder, President and Manager of Snotarator LLC and has served in these positions since September 2012. Her duties at Snotarator LLC include participation in the daily operations and managing the sales and marketing activities for Snotarator LLC. She was instrumental in developing the business concept for Snotarator LLC and was responsible for negotiating and obtaining the Snotarator LLC distributor agreement with Ranyak, the manufacturer of Snotarator nasal products, as well as negotiating our agreement with Snotarator LLC.  She is the principal liaison for Snotarator LLC and us with Ranyak and continues to seek new product opportunities for us.  She will be solely responsible for management of our operations, including implementation of our business plan. She will also assist us with our fund raising activities. From 1996 through 2012, Ms. Peresztegi was a professional fashion model in Europe, Canada and the United States.  Ms. Peresztegi is married to Kevin Halter, Jr., who is the brother of Timothy P. Halter, our former officer and director, and an affiliate of HFG, HFG Consulting and HFI. Timothy P. Halter is an affiliate of HFG, HFG Consulting and HFI.

Employment Agreement

There are no employment agreements between the Company and any employee as of the date of this report on Form 8-K.

Family Relationships

No family relationships exist among our Gust Kepler (director and sole officer of the Company), Orsolya Peresztegi (director and former officer of the Company), and any person who is an affiliate of the Company.

Involvement in Certain Legal Proceedings

Our sole executive officer and prospective sole director, Gust Kepler, has not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has he been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Code of Ethics

Since we have had limited operations, no revenues and no employees, except for Orsolya Peresztegi prior to the Closing Date of the Exchange Agreement, we have not adopted a code of ethics.  We intend to adopt a code of ethics when we successfully implement our plan of operations.

Corporate Governance

Our board of directors, consisting of Orsolya Peresztegi and Gust Kepler, does not have an audit, nominating or compensation committee. We do not have any written charters for such committees.  Our board of directors acts as our audit committee.  We do not have an audit committee financial expert.

EXECUTIVE COMPENSATION

Executive Officers

Though we have agreements with entities affiliated with certain of our executive officers and directors as described herein, no officer or director has received any direct compensation from us since August 10, 2007. Until we have generated sufficient revenues to meet our operating expenses, it is not anticipated that any officer or director will receive compensation from us.

We have no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees.

Our board of directors appoints our executive officers to serve at the discretion of the board. Gust Kepler is our sole officer and Mr. Kepler and Orsolya Peresztegi serve as our only directors. Our directors receive no compensation from us for serving on the board. Until we implement our business plan and generate revenues, we do not intend to reimburse our officers or directors for travel and other expenses incurred in connection with attending the board meetings or for conducting business activities.

Executive Compensation

The tables required by Item 402 of Regulation S-K for smaller reporting companies have been omitted since there has been no compensation awarded to, earned by, or paid to any of the named executive officers or directors of the Company required to be reported in the tables in any fiscal year covered by such tables.

Neither Orsolya Peresztegi, our director and former sole officer, nor Gust Kepler, our director and our current sole officer, have received any compensation from us nor have we accrued any cash or non-cash compensation for Ms. Peresztegi or Mr. Kepler’s services. Although the Company does not currently compensate its officers, we reserve the right to provide compensation in the future based upon resources available to meet any such obligations.

We do not have any employment or consulting agreements with any parties nor do we have a stock option plan or other equity compensation plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On December 1, 2015, the Company, entered into a Share Exchange Agreement, by and among the Company, Tiger Trade, and the Stockholders of Tiger Trade. The Stockholders of Tiger Trade consisted of 25 Stockholders. Under the terms and conditions of the Exchange Agreement, the Company offered, sold and issued an aggregate of Seventeen Million Nine Hundred Thousand (17,900,000) shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock in consideration for all the issued and outstanding shares of Tiger Trade, on a one-for-one basis. As a result of the Exchange Agreement, Gust Kepler, a director and the Company’s new sole officer, is the holder of Ten Million (10,000,000) shares of Company Common Stock, or 47.52%, of the issued and outstanding Company Common Stock and Five Million (5,000,000) shares of Company Preferred Stock, or 100% of the issued and outstanding Company Preferred Stock. As a result of the Exchange Agreement transaction, Tiger Trade is now a wholly-owned subsidiary of the Company.

Effective April 29, 2014, Tiger Trade entered into an Intellectual Property Assignment and Work for Hire Agreement with Karma Black Box, LLC (“Karma”), a third party vendor, for development services relating to the TT System software tool and website/platform. Karma was issued 5,000,000 shares of Tiger Trade common stock in exchange for some of the services valued at $5,000.

Effective April 29, 2014, Tiger Trade entered into an Intellectual Property Assignment and Work for Hire Agreement with Gust Kepler, a director and the Company's President, Chief Executive Officer, Chief Financial Officer and Secretary, for development services relating to the TT System software tool and website/platform. Mr. Kepler was issued 10,000,000 shares of Tiger Trade common stock in exchange for some of the services valued at $10,000.

On August 27, 2014, Tiger Trade entered into a Series A Convertible Preferred Stock Purchase Agreement with Gust Kepler, a director and the Company's President, Chief Executive Officer, Chief Financial Officer and Secretary. Under the terms of the agreement, Mr. Kepler was issued 5,000,000 shares of Tiger Trade Series A Convertible Preferred Stock, having a par value of one-tenth of a cent ($0.001) per share in exchange for $5,000.

On April 28, 2014, the Tiger Trade entered into a Consulting Agreement with G2 International, Inc. (“G2”) pursuant to which G2 provided business development and advisory services to Tiger trade for a period of one year at a monthly fee of $8,500 plus any reasonable and actual costs incurred by G2 in connection with such services. On April 28, 2015, this agreement was extended for an additional one year term expiring on April 28, 2016. G2, which does business as IPA Tech Group (IPA), is wholly owned by Gust Kepler, a director and the Company's President, Chief Executive Officer, Chief Financial Officer and Secretary.

From April 28, 2014, through December 31, 2014, Tiger Trade advanced, Gust Kepler, a director and the Company's President, Chief Executive Officer, Chief Financial Officer and Secretary, $50,000 in the form of a non-interest bearing, unsecured advance due upon demand. On December 31, 2014, Tiger Trade entered into a Stock Repurchase and Cancelation Agreement whereby Tiger Trade repurchased 100,000 shares of Tiger Trade common stock from Mr. Kepler and as consideration for the repurchase, the $50,000 advance was canceled.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one resigning member and one prospective successor sole director, neither of whom qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that a director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings. From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock have been quoted on the OTC Pink tier of the OTC Markets Group, Inc., under the stock symbol “SMQA.” The following table shows the reported high and low closing bid prices per share for our common stock based on information provided by the OTC Pink. The over-the-counter market quotations set forth for our common stock reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Our Common Stock is quoted on the OTC Pink tier of the OTC Markets Group, Inc., under the stock symbol “SMQA.” The following table shows the high and low bid information for our common stock for each quarter ended during the last two fiscal years.  The below quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions

	Common Stock Bid Price
Financial Quarter Ended	High ($)	Low ($)

September 30, 2015	0.03	0.01
June 30, 2015	0.01	0.01
March 31, 2015	0.00	0.00
December 31, 2014	0.00	0.00
September 30, 2014	0.00	0.00
June 30, 2014	0.00	0.00
March 31, 2014	0.00	0.00
December 31, 2013	0.00	0.00

As of December 1, 2015, approximately 20,835,010 shares of our Common Stock were issued and outstanding.

Holders

Records of Securities Transfer Corporation, our transfer agent, indicate that as of December 1, 2015, we had 593 record holders of our common stock.  The number of registered shareholders excludes any estimate by us of the number of beneficial owners of shares of common stock held in “street name.”

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

Penny Stock Regulations

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

DESCRIPTION OF OUR SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our Articles of Incorporation relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws. You should read our Articles of Incorporation and our Bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share.

Common Stock

Each share of Common Stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote. No stockholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, and no stockholder has any right to convert the common stock into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the outstanding shares of our common stock are fully paid and non-assessable. Subject to the rights of the holders of the preferred stock, if any, our stockholders of common stock are entitled to dividends when, as and if declared by our board from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to stockholders. We do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. As of December 1, 2015, approximately 20,835,010 shares of our Common Stock were issued and outstanding.

Preferred Stock

Pursuant to our Articles of Incorporation, our board has the authority, without further stockholder approval, to provide for the issuance of up to 10,000,000 shares of Preferred Stock, par value $0.001 per share, in one or more series and to determine the dividend rights, conversion rights, voting rights, rights in terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series. Our board has the power to afford preferences, powers and rights (including voting rights) to the holders of any preferred stock preferences, such rights and preferences being senior to the rights of holders of common stock. No shares of our preferred stock are currently outstanding. Although we have no present intention to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of our company.

Of the 10,000,000 shares of authorized Preferred Stock, 5,000,000 shares are designated Series A Convertible Preferred Stock. As designated, each holder of Series A Convertible Preferred Stock is entitled to 100 votes, for each share held of record on the applicable record date on all matters presented for a vote of the stockholders of the Company, including, without limitation, the election of directors. Each share of Series A Convertible Preferred Stock is convertible into one share of Common Stock. Shares of Series A Convertible Preferred Stock shall rank, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company, pari passu with the Company's Common Stock. As of the date of this Report, there were 5,000,000 shares of Series A Convertible Preferred Stock issued and outstanding.

Transfer Agent and Registrar

Our independent stock transfer agent is Securities Transfer Corporation, located in Frisco, Texas. The mailing address and telephone number are: 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034; (469) 633-0101.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under Sections 78.751 and 78.752 of the Nevada Revised Statutes, the Company has broad powers to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such.  The Company’s Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the Nevada Revised Statutes by providing that:

●
The Company must indemnify its directors to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes and may, if and to the extent authorized by the Company’s board of directors, so indemnify its officers and any other person whom it has power to indemnify against liability, reasonable expense or other matter whatsoever.

●
The Company may at the discretion of its board of directors purchase and maintain insurance on behalf of the Company  and any person whom it has power to indemnify pursuant to law, its articles of incorporation, its bylaws or otherwise.

These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Our Articles of Incorporation provides that none of our directors or officers shall be personally liable to us or our stockholders for monetary damages for a breach of fiduciary duty as a director or officer provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Limitations on liability provided for in our Articles of Incorporation do not restrict the availability of non-monetary remedies and do not affect a director’s responsibility under any other law, such as the federal securities laws or state or federal environmental laws.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in our Articles of Incorporation may have the effect of reducing a likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our stockholders.

Our Bylaws provide that we will indemnify our directors to the fullest extent provided by the Nevada Revised Statutes and we may, if and to the extent authorized by our board of directors, so indemnify our officers and other persons whom we have the power to indemnify against liability, reasonable expense or other matters.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company,  of expenses incurred or paid by a director, officer or controlling person of the Company, in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 3.02 Unregistered Sales of Equity Securities.

On December 1, 2015, pursuant to the terms and conditions of the Exchange Agreement, the Company offered, sold and issued Seventeen Million Nine Hundred Thousand (17,900,000) shares of Company Common Stock and Five Million (5,000,000) shares of Series A Convertible Preferred Stock in consideration for all the issued and outstanding shares of capital stock of Tiger Trade. The effect of the issuance is that Tiger Trade Stockholders now hold approximately 85.91% of the issued and outstanding shares of Company Common Stock and one hundred percent (100%) of the issued and outstanding shares of Company Preferred Stock.

The Company offered and sold the shares in reliance on the exemptions from registration provided by Rule 506 and Section 4(a)(2) of Securities Act of 1933, as amended (the “Securities Act”), and Rule 903(b)(3) of Regulation S, promulgated under the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

Effective as of December 1, 2015, our board of directors designated Five Million (5,000,000) shares of authorized preferred stock of the Company as Series A Convertible Preferred Stock. Each holder of our Series A Convertible Preferred Stock is entitled to One Hundred (100) votes for each share of Series A Convertible Preferred Stock held on any matters requiring a stockholder vote of the Corporation.  Any holder of shares of Series A Convertible Preferred Stock shall have the right, by written election to the Company, to convert all or any portion of the outstanding shares of Series A Convertible Preferred Stock held by such holder into an equal number of share of Company Common Stock. Shares of Series A Convertible Preferred Stock shall rank, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company, pari passu with the Company's Common Stock.

Item 5.01  Changes in Control of Registrant.

The effect of the issuance of shares of Company Common Stock under the Exchange Agreement and the cancellation of shares of Company Common Stock under the Cancellation Agreement is that Tiger Trade Stockholders now hold approximately 85.91% of the issued and outstanding shares of Company Common Stock and one hundred percent (100%) of the issued and outstanding shares of Company Preferred Stock. As a result of the Exchange Agreement transaction, Orsolya Peresztegi resigned as the sole officer of the Company and Gust Kepler was appointed to serve as a director and the Company’s President, Chief Executive Officer, Chief Financial Officer and Secretary effective as of the Closing Date.

Gust Kepler, who serves as a director and the Company’s new President, Chief Executive Officer, Chief Financial Officer and Secretary, is the holder of Nine Million Nine Hundred Thousand (9,900,000) shares of Company Common Stock, or approximately 47.52% of the issued and outstanding Company Common Stock and Five Million (5,000,000) shares of Company Preferred Stock, or approximately 100% of the issued and outstanding Company Preferred Stock.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information contained in Items 2.01 and 5.01 of this Current Report is incorporated by reference into this Item 5.02.

Under the terms of the Exchange Agreement, Orsolya Peresztegi, the sole director of the Company in office immediately prior to the Exchange Agreement Closing Date, resigned all executive offices of the Company, effective as of the Closing Date.  Gust Kepler was appointed to serve as a director and as President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company effective as of the Closing Date.

Item 5.06 Change in Shell Company Status.

Reference is made to the disclosure set forth under Items 1.01 and 2.01 of this Form 8-K, which disclosure is incorporated herein by reference. The Company entered into an Exchange Agreement dated December 1, 2015, by and among the Company, Tiger Trade, and the Stockholders of Tiger Trade. The Tiger Trade Stockholders consisted of 25 persons. As a result of the Exchange Agreement, Tiger Trade is now a wholly-owned subsidiary of the Company and we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Filed herewith as Exhibit 99.1 to the Form 8-K and incorporated herein by reference are financial statements for Tiger Trade Technologies, Inc., a Texas corporation, for the period from April 28, 2014 (inception), through December 31, 2014.

Filed herewith as Exhibit 99.2 to the Form 8-K and incorporated herein by reference are unaudited financial statements for Tiger Trade Technologies, Inc., a Texas corporation, for the three and nine month periods ended September 30, 2015.

 (b) Pro Forma Financial Information.

Filed herewith as Exhibit 99.3 to this Form 8-K and incorporated herein by reference is Unaudited Pro Forma Combined Financial Information dated September 30, 2015, of SMSA Ballinger Acquisition Corp. and its Wholly-Owned Subsidiary, Tiger Trade Technologies, Inc., a Texas corporation.

(c) Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d) Exhibits:

Exhibit	Description

3.1	Certificate of Designation of Series A Preferred Stock dated December 1, 2015.
2.1	Form of Share Exchange Agreement dated December 1, 2015, by and among SMSA Ballinger Acquisition Corp., Tiger Trade Technologies, Inc. (“Tiger Trade”) and the stockholders of Tiger Trade.
10.1	Cancellation Agreement dated December 1, 2015, among SMSA Ballinger Acquisition Corp., Tiger Trade and Orsolya Peresztegi.
10.2	Intellectual Property Assignment and Work for Hire Agreement dated April 29, 2014, by and between Tiger Trade, Inc. and Karma BlackBox, LLC.

10.3	Intellectual Property Assignment and Work for Hire Agreement dated April 29, 2014 by and between Tiger Trade, Inc. and Gust Kepler.
10.4	Stock Repurchase and Cancelation Agreement dated December 31, 2014 by and between Tiger Trade, Inc. and Gust Kepler
10.5	Series A Convertible Preferred Stock Purchase Agreement dated August 27, 2014 between Tiger Trade, Inc. and Gust Kepler
10.6	Consulting Agreement dated April 28, 2014 between G2 International, Inc. and Tiger Trade Technologies, Inc.
10.7	Consulting Agreement Extension between G2 International, Inc. and Tiger Trade Technologies, Inc.
10.8	Termination of Distributorship Agreement and Release dated December 1, 2015 between SMSA Ballinger Acquisition Corp. and Snotarator LLC
10.9	Termination of HFG Consulting Agreement and Release dated December 1, 2015 between SMSA Ballinger Acquisition Corp. and HFG Consulting, LLC
21.1	Schedule of Subsidiaries
99.1	Financial Statements for Tiger Trade Technologies, Inc., a Texas corporation, for the period from April 28, 2014 (inception) through December 31, 2014.
99.2	Unaudited Financial Statements for Tiger Trade Technologies, Inc., a Texas corporation, for the three and nine month periods ending September 30, 2015.
99.3
Unaudited Pro Forma Combined Financial Information for the fiscal year ended December 31, 2014 and the quarter ended September 30, 2015, of SMSA Ballinger Acquisition Corp. and its Wholly-Owned Subsidiary, Tiger Trade Technologies, Inc., a Texas corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2015

SMSA BALLINGER ACQUISITION CORP.

By: /s/Gust Kepler
Gust Kepler, President and Chief Executive Officer

CONTENTS

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheet as of December 31, 2014	F-2

Statement of Operation for the period April 28, 2014 (inception)
through December 31, 2014	F-3

Statement of Stockholder’s Equity for the period April 28, 2014
(inception) through December 31, 2014	F-4

Statement of Cash Flows for the period April 28, 2014 (inception)
through December 31, 2014	F-5

Notes to Financial Statements	F-6-10

TIGER TRADE TECHNOLOGIES INC.
Financial Statements as of December 31, 2014
and for the Period April 28, 2014 (Inception) through December 31, 2014

and

Report of Independent Registered Public Accounting Firm

Your Vision Our Focus

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Tiger Trade Technologies, Inc.
Dallas, Texas

We have audited the accompanying balance sheet of Tiger Trade Technologies, Inc. (the "Company"), as of December 31, 2014 and the related statements of operations, stockholders' equity, and cash flows for the period April 28, 2014 (inception) through December 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tiger Trade Technologies, Inc. as of December 31, 2014 and the results of its operations and cash flows for the period April 28, 2014 (inception) through December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

Turner, Stone & Company, LLP

Certified Public Accountants
October 7, 2015

Turner, Stone & Company, L.L.P.
Accountants and Consultants

12700 Park Central Drive, Suite 1400
Dallas, Texas 75251
Telephone: 972-239-1660 / Facsimile: 972-239-1665
Toll Free: 877-853-4195
Web site: turnerstone.com

INAA GROUP
INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS

Tiger Trade Technologies, Inc.
Balance Sheet
December 31, 2014

Assets

Current assets:
Cash	$200,530
Total current assets	200,530

Total Assets	$200,530

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$7,318
Accounts payable, related parties	125,243
Total current liabilities	132,561

Commitments and contingencies (Note 6)

Stockholders' Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized,
no shares issued and outstanding	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 16,400,000 issued and 16,300,000 outstanding	16,400
Additional paid in capital	298,600
Treasury stock, 100,000 shares, at cost	(50,000)
Accumulated deficit	(197,031)
Total Stockholders' Equity	67,969

Total Liabilities and Stockholders' Equity	$200,530

The accompanying notes are an integral part of these financial statements.

Tiger Trade Technologies, Inc.
Statement of Operations
For the Period April 28, 2014 (Inception) through December 31, 2014

Revenue	$-

Cost of operations	-

Gross margin	-

Expenses:
Software development costs	118,843
General and administrative	78,188
Total operating expenses	197,031

Operating loss before income taxes	(197,031)

Income taxes	-

Net (loss)	$(197,031)

Weighted average number of common
shares outstanding - basic	16,013,360

Net loss per share - basic	$(0.01)

The accompanying notes are an integral part of these financial statements.

Tiger Trade Technologies, Inc.
Statement of Stockholders' Equity
For the Period April 28, 2014 (Inception) through December 31, 2014

					Additional
	Series A Preferred Stock		Common Stock		Paid-in	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total

Balance at April 28, 2014	-	$-	-	$-	$-	$-	$-	$-

Issuance of shares in exchange for design services of trade
dress and initial creation of application software	-	-	15,000,000	15,000	-	-	-	15,000

Issuance of shares in exchange for cash	-	-	1,400,000	1,400	298,600	-	-	300,000

Purchase of treasury stock	-	-	-	-	-	-	(50,000)	(50,000)

Net loss	-	-	-	-	-	(197,031)	-	(197,031)

Balance at December 31, 2014	-	$-	16,400,000	$16,400	$298,600	$(197,031)	$(50,000)	$67,969

The accompanying notes are an integral part of these financial statements.

Tiger Trade Technologies, Inc
Statement of Cash Flows
For the Period April 28, 2014 (Inception) through December 31, 2014

Cash flows from operating activities
Net loss	$(197,031)
Adjustments to reconcile net loss to net cash used in
operating activities:
Common stock issued in exchange for software development	15,000
Changes in operating assets and liabilities:
Accounts payable	7,318
Accounts payable, related parties	125,243
Net cash used in operating activities	(49,470)

Cash flows from investing activities
Advances to stockholder	(50,000)
Net cash used in investing activities	(50,000)

Cash flows from financing activities
Common stock issued for cash	300,000
Net cash provided by financing activities	300,000

Net increase in cash	200,530

Cash - beginning of period	-
Cash - end of period	$200,530

Supplemental Disclosures of Non-Cash
Investing and Financing Activities

Repurchase of shares to hold in treasury in exchange for stockholder advance	$50,000

The accompanying notes are an integral part of these financial statements.

TIGER TRADE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2014

1. ORGANIZATION

Tiger Trade Technologies, Inc. (“Tiger Trade” or the “Company”) was incorporated under the laws of the State of Texas on April 28, 2014. Tiger Trade was formed to develop a real time analytical platform to serve as a tool for day traders and swing traders on the OTC and NASDAQ markets. Our proprietary technology is an algorithm driven system that works in real time, measuring market trends and data while utilizing a multitude of specific criteria both live and historical. Our system monitors and analyzes over 12,000 stocks on the NASDAQ and OTC markets simultaneously as our servers receive live feeds from these markets. We consider this technology to be among the most user-friendly of its kind. Our primary revenue stream targets monthly and or annual subscriptions of our trading tool to individual consumers.

Tiger Trade will offer customers a trading tool and not a trading platform, broker dealer or exchange, and therefore is not subject to mandated regulatory oversight by the SEC, FINRA or other financial regulatory agencies.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation-The accompanying financial statements were prepared in conformity with generally accepted accounting principles in the United States ( GAAP).

Use of Estimates-Tiger Trade’s financial statement preparation requires that management make estimates and assumptions which affect the reporting of assets and liabilities and the related disclosure of contingent assets and liabilities in order to report these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America.  Actual results could differ from those estimates.

Cash and Cash Equivalents-Cash includes all highly liquid investments that are readily convertible to known amounts of cash and have original maturities at the date of purchase of three months or less.

Fair Value of Financial Instruments-The Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 820, Fair Value Measurement, defines fair value, establishes a framework for measuring fair value in accordance with U.S. generally accepted accounting principles, and requires certain disclosures about fair value measurements. In general, fair values of financial instruments are based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the customer’s creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time.

Recently Issued Accounting Pronouncements-During the period April 28, 2014 through December 31, 2014 and through October 7, 2015, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

Property and Equipment- Since inception, Tiger Trade has engaged in the development of its proprietary technology, an algorithm driven system, through a combination of in house system analysts and outside firms.  The Company’s software is still in development and will be expensed until the software reaches technological feasibility.

TIGER TRADE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2014

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-Lived Assets-The Company's accounting policy regarding the assessment of the recoverability of the carrying value of its long-lived assets, including property, equipment and purchased intangible assets with finite lives, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.

Income Taxes-The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered.  The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Management evaluates the probability of the realization of its deferred income tax assets.  Management determined that because the Company has not yet generated taxable income, it is unlikely that a tax benefit will be realized from these operating loss carry forwards and deductible temporary differences.    Accordingly, the deferred income tax asset is offset by a full valuation allowance.

In accordance with ASC Topic 740, Income Taxes, the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position.  These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Earnings or (Loss) Per Share-Basic earnings per share (or loss per share), is computed by dividing the earnings (loss) for the period by the weighted average number of common stock shares outstanding for the period.  Diluted earnings per share reflects the potential dilution of securities by including other potential common stock, including stock options and warrants, in the weighted average number of common shares outstanding for the period.  Therefore because including options and warrants issued would have an anti-dilutive effect on the loss per share, only the basic earnings (loss) per share is reported in the accompanying financial statements.  However, the Company has no potential dilution as of December 31, 2014.

Share-Based Payment-Under ASC Topic 718, Compensation - Stock Compensation, all share based payments to employees, including share option grants, are to be recognized in the statement of operations based on their fair values. Although no shares were issued as compensation, our President and CEO was issued 10,000,000 common shares in exchange for his rights to the design services, trade dress and Company website.  Karma Blackbox, LLC, a primary vendor was issued 5,000,000 common shares in exchange for its contribution of application development services during the period April 28, 2014 through December 31, 2014.

Revenue Recognition- The Company recognizes revenue from the sale of its subscriptions, when persuasive evidence of an arrangement exists, delivery and collectability is probable. Revenue generally is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities.  As of December 31, 2014 the Company continues to develop its software and has generated no revenues.

TIGER TRADE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2014

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Contingencies-Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

3.   STOCKHOLDERS’ EQUITY

At December 31, 2014 the Company had authorized 10,000,000 shares of preferred stock at $0.001 par value and 100,000,000 authorized shares of common stock at $0.001 par value.  16,400,000 common shares have been issued including 15,000,000 issued for proprietary assets contributed by our President and a third party vendor.  Effective December 31, 2014 the Company repurchased 100,000 common shares from our President at a price of $0.50 per share, or $50,000, and canceled an advance to a stockholder for the repurchased shares which is reflected at cost as Treasury Shares on our balance sheet.  The price of these treasury shares was based on recent sales of the Company’s common stock to outside investors.

On August 27, 2014 the Board of Tiger Trade approved a proposed Series A Convertible Preferred Stock Purchase Agreement (“Preferred Purchase Agreement”) for the issuance of 5,000,000 of Series A Preferred Shares to our President in exchange for cash consideration of $5,000.  On October 1, 2015, the purchase price was tendered and the shares were issued.  The shares have a $.001 par value, do not accumulate dividends, are convertible into common shares on a one for one basis.  Additionally, each share entitles the holder to 100 votes and, with respect to dividend and liquidation rights, the shares rank pari passu with the Company’s common stock.

On April 29, 2014, by a Unanimous Written Consent in lieu of an Organizational Meeting the Company resolved to issue 10,000,000 common shares to Gust Kepler, our President and CEO for his contribution of design services, trade dress and website design.  Additionally, it was resolved to issue Karma Blackbox, LLC, a third party vendor (Note 5), 5,000,000 common shares for its contribution of application development services.

Between January 1, 2015 and July 31, 2015, the Company issued a total of 1,390,000 shares of common stock at a cash price of $0.50 per share for a total of $695,000.

TIGER TRADE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2014

4.  STOCK OPTIONS AND WARRANTS

Costs attributable to the issuance of stock options and share purchase warrants are measured at fair value at the date of issuance and offset with a corresponding increase in ‘Additional Paid in Capital’ at the time of issuance.  When the options or warrants are exercised, the receipt of consideration is an increase in stockholders’ equity.  There was no stock option or warrant activity during the period April 28, 2014 through December 31, 2014 and as of October 7, 2015 no warrants were outstanding.

5.  RELATED PARTY TRANSACTIONS

Karma Black Box LLC (Karma)

During the period April 28, 2014 through December 31, 2014, the Company engaged the services of Karma, a shareholder (Note 3), for application development services of the Company’s software tool.   Karma was issued 5,000,000 shares of common stock in exchange for some of the services valued at $5,000.  At December 31, 2014, accounts payable owed to Karma totaled $24,243 for additional services provided during the period.

G2 International, Inc. (G2)

During the period April 28, 2014 through December 31, 2014, G2 provided software development services to the Company totaling $101,000.  G2, which does business as IPA Tech Group (IPA) (Note 6), is wholly owned by the Company’s founding stockholder and its current President, Secretary and Treasurer.

Advances to stockholder

During the period April 28, 2014 through December 31, 2014, the Company advanced its founding stockholder $50,000 in the form of a non-interest bearing, unsecured advance due upon demand.  On December 31, 2014, the Company entered into a Stock Repurchase and Cancelation Agreement whereby the Company repurchased 100,000 common stock shares from the stockholder and as consideration the advance was canceled. The price of these treasury shares were based on recent sales of the Company’s common stock to outside investors.

6. COMMITMENTS AND CONTINGENCIES

On April 28, 2014, Tiger entered into a consulting agreement with G2 International, Inc. (“G2”), doing business as IPA (Note 5), to render advice and reasonable assistance to Tiger for a period of one year at a monthly fee of $8,500 plus any reasonable and actual costs incurred by IPA in connection with such services. G2 is wholly owned by the Company’s founding shareholder.  On April 28, 2015, this agreement was extended for an additional one year term expiring on April 28, 2016.

The Company is not currently a defendant in any material litigation or any threatened litigation that could have a material effect on the Company’s financial statements.

TIGER TRADE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2014

7.      INCOME TAXES

The Company has established deferred tax assets and liabilities for the recognition of future deductions or taxable amounts and operating loss carry forwards. Deferred federal income tax expense or benefit is recognized as a result of the change in the deferred tax asset or liability during the year using the currently enacted tax laws and rates that apply to the period in which they are expected to affect taxable income.  Valuation allowances are established, if necessary, to reduce deferred tax assets to the amounts that will more likely than not be realized.

During the period April 28, 2014 through December 31, 2014, a reconciliation of income tax expense at the statutory rate of 34% to income tax expense at the Company’s effective tax rate is as follows:

Income tax benefit at statutory rate	$66,990
Permanent differences	(-)
Change in valuation allowance	(66,990)
Provision for federal income taxes	$-

At December 31, 2014, the Company had approximately $67,000, in unused net operating loss carry forwards.  Unused net operating loss carry forwards may provide future tax benefits, although there can be no assurance that these net operating losses will be realized in the future. These losses may be used to offset future taxable income and, if not fully utilized, expire in the year 2034.

TIGER TRADE TECHNOLOGIES INC.
Financial Statements as of  September 30, 2015 and December 31, 2014
and for the Three and Nine Months Ended September 30, 2015 and for the
Three Months Ended September 30, 2014 and the period April 28, 2014 (inception)
Through September 30,2014
(unaudited)

CONTENTS

Balance Sheet as of September 30, 2015(unaudited) and December 31, 2014	F-1

Statements of Operations for three and nine months ended
September 30, 2015 (unaudited) and for the three months ended September 30,
2014 and the period April 28, 2014 (inception) through
September 30, 2014	F-2

Statement of Cash Flows for the nine months ended September 30, 2015 (unaudited)
and the period April 28, 2014 (inception) through December 31, 2014	F-3

Notes to Financial Statements	F-4

Tiger Trade Technologies, Inc.
Balance Sheet
September 30, 2015 and December 31, 2014

	September 30,	December 31,
	2015	2014
	(unaudited)

Assets

Current assets:
Cash	$236,786	$200,530
Prepaid expenses, related parties (Note 5)	119,764	-
Total current assets	356,550	200,530

Property:
Computer and related equipment	15,465	-
Total property	15,465	-

Total Assets	$372,015	$200,530

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$6,430	$7,318
Accounts payable, related parties (Note 5)	22,815	125,243
Total current liabilities	29,245	132,561

Commitments and contingencies (Note 6)

Stockholders' Equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized;
no shares issed and outstanding at September 30, 2015 and
December 31, 2014	-	-
Series A Convertible Preferred Stock, $0.001 par value, 5,000,000 shares authorized; 5,000,000 and no shares issued and outstanding
at September 30, 2015 and December 31, 2014, respectively	5,000	-
Common stock, $0.001 par value, 100,000,000 shares
authorized: 17,920,000 and 16,400,000 issued, 17,820,000 and 16,300,000
outstanding at September 30, 2015 and December 31, 2014, respectively	17,920	16,400
Additional paid in capital	1,057,080	298,600
Treasury stock, 100,000 shares at September 30, 2015 and
December 31, 2014, at cost	(50,000)	(50,000)
Accumulated deficit	(687,230)	(197,031)
Total Stockholders' Equity	342,770	67,969

Total Liabilities and Stockholders' Equity	$372,015	$200,530

The accompanying notes are an integral part of these financial statements.

F - 1

Tiger Trade Technologies, Inc.
Statement of Operations
For the Period April 28, 2014 (Inception)and three months through September 30, 2014 and for the three and nine months ended September 30, 2015 (unaudited)

	For the Three Months		For the Nine Months Ended	For the Period April 28, 2014 through
	Ended September 30,		September 30,	September 30,
	2015	2014	2015	2014

Revenue	$-	$-	$-	$-

Cost of operations	-	-	-	-

Gross margin	-	-	-	-

Expenses:
Software development costs	76,860	6,146	122,307	74,205
General and administrative	47,942	30,143	122,892	50,048
Total operating expenses	124,802	36,289	245,199	124,253

Operating loss	(124,802)	(36,289)	(245,199)	(124,253)

Cancellation fee for reverse merger	245,000	-	245,000	-

Loss before income taxes	(369,802)	(36,289)	(490,199)	(124,253)

Income taxes	-	-	-	-

Net (loss)	$(369,802)	$(36,289)	$(490,199)	$(124,253)

Weighted average number of common
shares outstanding - basic	17,618,880	16,000,000	17,217,132	15,858,065

Net (loss) per share - basic	$(0.02)	$(0.00)	$(0.03)	$(0.01)

The accompanying notes are an integral part of these financial statements.

F - 2

Tiger Trade Technologies, Inc
Statement of Cash Flows
For the Period April 28, 2014 (Inception) through December 31, 2014 and for the Nine Months Ended September 30, 2015

	September 30,	December 31,
	2015	2014
	(unaudited)
Cash flows from operating activities
Net loss	$(490,199)	$(197,031)
Adjustments to reconcile net loss to net cash used in
operating activities:
Common stock issued in exchange for software development	-	15,000
Changes in operating assets and liabilities:
Prepaid expenses, related parties	(119,764)	-
Accounts payable	(888)	7,318
Accounts payable, related parties	(102,428)	125,243
Net cash used in operating activities	(713,279)	(49,470)

Cash flows from investing activities
Advance to stockholder	-	(50,000)
Purchases of fixed assets	(15,465)	-
Net cash used in investing activities	(15,465)	(50,000)

Cash flows from financing activities
Common stock issued for cash	760,000	300,000
Preferred stock issued for cash	5,000	-
Net cash provided by financing activities	765,000	300,000

Net increase in cash	36,256	200,530

Cash - beginning of period	200,530	-
Cash - end of period	$236,786	$200,530

Supplemental disclosure-
Non-cash investing and financing activities:
Repurchase of shares to hold in treasury in exchange for stockholder advance	$-	$50,000

The accompanying notes are an integral part of these financial statements.

F - 3

TIGER TRADE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
For the nine months ended September 30, 2015 and 2014

1. ORGANIZATION

Tiger Trade Technologies, Inc. (“Tiger Trade” or the “Company”) was incorporated under the laws of the State of Texas on April 28, 2014. Tiger Trade was formed to develop a real time analytical platform to serve as a tool for day traders and swing traders on the OTC and NASDAQ markets. Our proprietary technology is an algorithm driven system that works in real time, measuring market trends and data while utilizing a multitude of specific criteria both live and historical. Our system monitors and analyzes over 12,000 stocks on the NASDAQ and OTC markets simultaneously as our servers receive live feeds from these markets. We consider this technology to be among the most user-friendly of its kind. Our primary revenue stream targets monthly and or annual subscriptions of our trading tool to individual consumers.

Tiger Trade will offer customers a trading tool and not a trading platform, broker dealer or exchange, and therefore is not subject to mandated regulatory oversight by the SEC, FINRA or other financial regulatory agencies.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying interim unaudited financial statements and footnotes of Tiger Trade Technologies, Inc. have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The financial statements reflect all adjustments that are, in the opinion of management, necessary to fairly present such information. All such adjustments are of a normal recurring nature. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including a description of significant accounting policies normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited financial statements and the notes thereto included in the Company’s Annual Report.  The accompanying unaudited financial statements reflect all normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows for the interim periods, but are not necessarily indicative of the results for any subsequent quarter or the entire year ending December 31, 2015.

Basis of Presentation-The accompanying financial statements were prepared in conformity with generally accepted accounting principles in the United States (“GAAP”).

Use of Estimates-Tiger Trade’s financial statement preparation requires that management make estimates and assumptions which affect the reporting of assets and liabilities and the related disclosure of contingent assets and liabilities in order to report these financial statements in conformity with accounting principles generally accepted in the United States of America.  Actual results could differ from those estimates.

Property and Equipment- Since inception Tiger Trade has engaged in the development of its proprietary technology, an algorithm driven system, through a combination of in house system analysts and outside firms.  The Company’s software is still in development and will be expensed until the software reaches technological feasibility.

3.   STOCKHOLDERS’ EQUITY

At December 31, 2014 the Company had authorized 10,000,000 shares of preferred stock at $0.001 par value and 100,000,000 authorized shares of common stock at $0.001 par value.  17,920,000 common shares have been issued including 15,000,000 issued for proprietary assets contributed by our President and a third party vendor.  Effective December 31, 2014 the Company repurchased 100,000 common shares from our President at a price of $0.50 per share, or $50,000, and canceled an advance to him for the repurchased shares which is reflected at cost as Treasury Shares on our balance sheet.  The price of these treasury shares was based on recent sales of the Company’s common stock to outside investors.

F - 4

TIGER TRADE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
For the nine months ended September 30, 2015 and 2014

3.   STOCKHOLDERS’ EQUITY (continued)

On August 27, 2014 the Board of Tiger Trade approved a proposed Series A Convertible Preferred Stock Purchase Agreement (“Preferred Purchase Agreement”) for the issuance of 5,000,000 of Series A Preferred Shares to our President in exchange for cash consideration of $5,000.  On September 30, 2015, the purchase price was tendered and the shares were issued.  The shares have a $0.001 par value, do not accumulate dividends, and are convertible into common shares on a one for one basis.  Additionally, each share entitles the holder to 100 votes and, with respect to dividend and liquidation rights, the shares rank pari passu with the Company’s common stock.

On April 29, 2014, by a Unanimous Written Consent in lieu of an Organizational Meeting the Company resolved to issue 10,000,000 common shares to Gust Kepler, our President and CEO for his contribution of design services, trade dress and website design.  Additionally, it was resolved to issue Karma Blackbox, LLC, a third party vendor (Note 5), 5,000,000 common shares for its contribution of application development services.

Between October 1, 2015 and November 18, 2015, the Company issued a total of 80,000 shares of common stock at a cash price of $0.50 per share for a total of $40,000.

4.  STOCK OPTIONS AND WARRANTS

Costs attributable to the issuance of stock options and share purchase warrants are measured at fair value at the date of issuance and offset with a corresponding increase in ‘Additional Paid in Capital’ at the time of issuance.  When the options or warrants are exercised, the receipt of consideration is an increase in stockholders’ equity.  There was no stock option or warrant activity during the nine months ended September 30, 2015 and 2014 and as of November 18, 2015 no warrants were outstanding.

5.  RELATED PARTY TRANSACTIONS

Karma Black Box LLC (Karma)

During the period April 28, 2014 through September 30, 2015, the Company engaged the services of Karma, a shareholder (Note 3), for application development services of the Company’s software tool.   Karma was issued 5,000,000 shares of common stock in exchange for some of the services valued at $5,000.  At September 30, 2015 and December 31, 2014, accounts payable owed to Karma totaled $22,615 and $24,243, respectively.

G2 International, Inc. (G2)

During the period April 28, 2014 through September 30, 2015, G2 provided software development services to the Company totaling $98,535 and prepaid marketing services of $112,500.  G2, which does business as IPA Tech Group (IPA) (Note 6), is wholly owned by the Company’s founding stockholder and its current President, Secretary and Treasurer. During the nine months ended September 30, 2015 and 2014 Tiger Trade incurred $126,051 and $82,984 of expenses with G2, respectively.  At September 30, 2015 and December 31, 2014, accounts payable owed to G2 totaled $0 and $100,806, respectively.

Advances to stockholder

During the period April 28, 2014 through December 31, 2014, the Company advanced its founding stockholder $50,000 in the form of a non-interest bearing, unsecured advance due upon demand.  On December 31, 2014, the Company entered into a Stock Repurchase and Cancelation Agreement whereby the Company repurchased 100,000 common stock shares from the stockholder and as consideration the advance was canceled. The price of these treasury shares were based on recent sales of the Company’s common stock to outside investors.

F - 5

TIGER TRADE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
For the nine months ended September 30, 2015 and 2014

6. COMMITMENTS AND CONTINGENCIES

On April 28, 2014, Tiger Trade entered into a consulting agreement with G2 International, Inc. (“G2”), doing business as IPA Tech Group (“IPA”), to render advice and reasonable assistance to Tiger Trade for a period of one year at a monthly fee of $8,500 plus any reasonable and actual costs incurred by IPA in connection with such services. G2 is wholly owned the Company’s founding shareholder.  On April 28, 2015 this agreement was extended for an additional one year term expiring on April 28, 2016 and was terminated by mutual agreement effective August 31, 2015.

The Company is not currently a defendant in any material litigation or any threatened litigation that could have a material effect on the Company’s financial statements.

7.  SHARE EXCHANGE AGREEMENT

On or about November 10, 2015 Tiger Trade entered into a Share Exchange Agreement with SMSA Ballinger Acquisition Corp.(“SMSA”) which is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986. The Shareholders of Tiger Trade will exchange their shares in Tiger Trade for an equal numbers of newly issued shares of SMSA. Simultaneously, Orsolya Peresztegi, a majority shareholder in SMSA agreed to cancel 7,095,602 shares of SMSA in exchange for payment of a cancellation fee of $245,000 from Tiger Trade.  The reorganization will result in the surviving company of Tiger Trade Technologies, Inc.  as a publicly traded company with Tiger Trade shareholders controlling approximately 88% of the issued and outstanding capital stock of SMSA.

F - 6

Tiger Trade Technologies, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2014

				Tiger Trade
	SMSA Ballinger	Tiger Trade	Pro Forma	Technologies, Inc.
	Acquisition Corp	Technologies, Inc.	Adjustments	Pro Forma
Assets

Current assets:
Cash	$119	$200,530	805,000	$1,005,649
Total current assets	119	200,530	805,000	1,005,649

Total Assets	$119	$200,530	$805,000	$1,005,649

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$1,500	$7,318	$-	$8,818
Accounts payable, related parties	-	125,243	-	125,243
Total current liabilities	1,500	132,561	-	134,061

Commitments and contingencies (Note 6)

Stockholders' Equity:
Convertible preferred stock	-	-	5,000	5,000
Common stock	10,031	16,400	(5,596)	20,835
Additional paid in capital	31,738	298,600	712,446	1,042,784
Treasury stock, 100,000 shares, at cost	-	(50,000)	50,000	-
Accumulated deficit	(43,150)	(197,031)	43,150	(197,031)
Total Stockholders' Equity	(1,381)	67,969	805,000	871,588

Total Liabilities and Stockholders' Equity	$119	$200,530	$805,000	$1,005,649

The accompanying notes are an integral part of these financial statements.

F - 1

Tiger Trade Technologies, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2014

				Tiger Trade
	SMSA Ballinger	Tiger Trade	Pro Forma	Technologies, Inc.
	Acquisition Corp	Technologies, Inc.	Adjustments	Pro Forma

Revenue	$-	$-	$-	$-

Cost of operations	-	-	-	-

Gross margin	-	-	-	-

Expenses:
Software development costs	-	118,843	-	118,843
General and administrative	24,152	78,188	-	102,340
Total operating expenses	24,152	197,031	-	221,183

Operating loss before other income	(24,152)	(197,031)	-	(221,183)

Other income	940	-	-	940

Net income before income taxes	(23,212)	(197,031)	-	(220,243)

Income taxes	-	-	-	-

Net (loss)	$(23,212)	$(197,031)	$-	$(220,243)

Weighted average number of common
shares outstanding - basic		16,013,360	4,821,650	20,835,010

Net loss per share - basic		$(0.01)	$-	$(0.01)

The accompanying notes are an integral part of these financial statements.

F - 2

Tiger Trade Technologies, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2015
				Tiger Trade
	SMSA Ballinger	Tiger Trade	Pro Forma	Technologies, Inc.
	Acquisition Corp	Technologies, Inc.	Adjustments	Pro Forma
Assets

Current assets:
Cash	$73	$236,786	40,000	$276,859
Prepaid expenses, related parties		119,764		$119,764
Total current assets	73	356,551	40,000	396,624

Property:
Computer and related equipment	-	15,465		15,465
Total property	-	15,465	-	15,465

Total Assets	$73	$372,015	$40,000	$412,088

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$-	$6,430	$-	$6,430
Accounts payable, related parties	-	22,815	-	22,815
Total current liabilities	-	29,246	-	29,246

Commitments and contingencies (Note 6)

Stockholders' Equity:
Convertible preferred stock	-	5,000		5,000
Common stock	10,031	17,920	(7,116)	20,835
Additional paid in capital	61,045	1,057,080	(73,887)	1,044,238
Treasury stock, 100,000 shares, at cost	-	(50,000)	50,000	-
Accumulated deficit	(71,003)	(687,230)	71,003	(687,230)
Total Stockholders' Equity	73	342,770	40,000	382,842

Total Liabilities and Stockholders' Equity	$73	$372,015	$40,000	$412,088

The accompanying notes are an integral part of these financial statements.

F - 1

Tiger Trade Technologies, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2015
				Tiger Trade
	SMSA Ballinger	Tiger Trade	Pro Forma	Technologies, Inc.
	Acquisition Corp	Technologies, Inc.	Adjustments	Pro Forma

Revenue	$-	$-	$-	$-

Cost of operations	-	-	-	-

Gross margin	-	-	-	-

Expenses:
Software development costs	-	122,307	-	122,307
General and administrative	27,853	122,892	-	150,745
Total operating expenses	27,853	245,199	-	273,052

Operating loss before other expenses	(27,853)	(245,199)	-	(273,052)

Cancellation fee for reverse merger	-	(245,000)	-	(245,000)

Net loss before income taxes	(27,853)	(490,199)	-	(518,052)

Income taxes	-	-	-	-

Net (loss)	$(27,853)	$(490,199)	$-	$(518,052)

Weighted average number of common
shares outstanding - basic		17,217,132	3,617,878	20,835,010

Net loss per share - basic		$(0.03)	$-	$(0.02)

The accompanying notes are an integral part of these financial statements.

F - 2

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. REVERSE ACQUISITION OF SMSA BALLINGER ACQUISITION CORP.

On December 1, 2015 Tiger Trade Technologies, Inc (“Tiger Trade”) entered into a Share Exchange Agreement, by and among Tiger Trade, its Stockholders and SMSA Ballinger Acquisition Corp. (“SMSA”).  In accordance with the terms of the Agreement, SMSA issued 17,900,000 shares of its common stock to the then current common Stockholders of Tiger Trade or the "Company."  Additionally, SMSA issued 5,000,000 shares of  its Series A Convertible Preferred Stock (the "Preferred Stock") to the  Stockholder of Tiger Trade holding shares of Tiger Trade Series A Convertible Stock.  The issuance of common shares resulted in Tiger Trade Stockholders now holding approximately 85.91% of the issued and outstanding shares of SMSA’s Common Stock and 100% of the issued and outstanding shares of SMSA’s Preferred Stock.

As a condition precedent to the consummation of the Share Exchange Agreement, Orsolya Peresztegi, SMSA’s sole officer and director cancelled 7,095,602 shares of SMSA Common Stock pursuant to a Cancellation Agreement effective as of the Share Exchange Agreement Closing Date.  Under the terms of the Cancellation Agreement, Tiger Trade paid Ms. Peresztegi a cancellation fee of $245,000.

Identification of the Accounting Acquirer

The Company considers factors in Accounting Standards Codification (“ASC”) of the Financial Accounting Standards Board (“FASB”) 805-10-55-10 through 55-15 in identifying the accounting acquirer.  The Company uses the existence of a controlling financial interest to identify the acquirer - the entity that obtains control of the acquiree. Other pertinent facts and circumstances also shall be considered in identifying the acquirer in a business combination  effected  by  exchanging  equity  interests, including  the  following:  (a) The  relative  voting rights in the combined entity after the business combination, where the acquirer usually is the combining entity whose owners as a group retain or receive the largest portion of the voting rights in the combined entity taking into consideration the existence of any unusual or special voting arrangements and options, warrants, or convertible securities; (b) the existence of a large minority voting interest in  the combined  entity  if no  other owner or organized  group  of owners has a significant voting interest, and where the acquirer usually is the combining entity whose single owner or organized group of owners holds the largest  minority voting interest in the combined entity; (c) the composition of the governing body of the  combined  entity,  where  the  acquirer  usually  is  the combining entity whose owners have the ability to  elect or appoint or to  remove a majority  of the members of the governing body of the combined entity; (d)    the composition of the senior management of the combined  entity, where  the acquirer usually  is the combining  entity  whose  former management  dominates  the management of the combined entity; and (e) the terms of the exchange of equity interests, where the acquirer usually is the combining entity that pays a premium over the pre-combination fair value of the equity interests of the  other combining  entity  or entities, where  the  acquirer usually  is  the  combining entity whose relative size (measured in, for example, assets, revenues, or earnings) is significantly larger than that of the other combining entity or entities.

Pursuant to ASC Paragraph 805-40-05-2, as one example of a reverse acquisition, a  private  operating  entity  may  arrange  for a  public  entity  to  acquire  its equity interests in exchange for the equity interests of the public entity. In this situation, the public entity is the legal acquirer because it issued its equity interests, and the private entity is the legal acquiree because its equity interests were acquired. However, application of the guidance in ASC 805-10-55-11 through 55-15 results in identifying: (a) The public entity as the acquiree for accounting purposes (the accounting acquiree); and (b) the private entity as the acquirer for accounting purposes (the accounting acquirer).

Measuring the Consideration Transferred and Non-Controlling Interest

Pursuant to ASC 805-40-30-2 and 30-3 in a reverse acquisition, the accounting acquirer usually issues no consideration for the acquiree.  Instead, the accounting acquiree usually issues its equity shares to the owners of the accounting acquirer.  Accordingly,  the  acquisition-date  fair  value of  the consideration transferred by the accounting acquirer for its interest in the accounting acquiree is based on  the number of equity  interests the legal  subsidiary would have had to issue to give the owners of the legal parent the same percentage equity interest in the combined entity  that  results  from  the reverse  acquisition. The fair value of the number of equity  interests calculated  in  that way  can  be used  as the fair value of consideration  transferred  in  exchange for  the acquiree. The assets and liabilities of the legal acquiree are measured and recognized in the consolidated financial statements at their pre- combination carrying amounts (see ASC 805-40-45-2(a)). Therefore, in a reverse acquisition, the non-controlling interest  reflects  the  non-controlling  shareholders’ proportionate interest in the pre-combination carrying  amounts of the  legal  acquiree’s  net  assets  even  though  the  non-controlling  interests  in other acquisitions are measured  at  their fair values at  the acquisition date.

F - 3

Presentation of   Consolidated Financial Statements Post Reverse Acquisition

Pursuant to ASC 805-40-45-1 and 45-2, consolidated financial statements following a reverse acquisition are issued under the name of the legal parent (accounting acquiree) but described in the notes as a continuation of the financial statements of the legal subsidiary (accounting acquirer), with one adjustment, which is to retroactively adjust the accounting acquirer’s legal capital to reflect the legal capital of the accounting acquiree.  That adjustment is required to reflect the capital of the legal parent (the accounting acquiree). Comparative information presented in those consolidated financial statements also is retroactively adjusted to reflect the legal capital of the legal parent (accounting acquiree).  The    consolidated  financial  statements reflect all of the following: (a) The assets and liabilities of the legal subsidiary (the accounting acquirer) recognized and measured at their pre- combination carrying amounts; (b) the assets and liabilities of the legal parent (the accounting acquiree) recognized and  measured  in  accordance  with  the guidance in Topic 805 "business combinations"; (c) the retained earnings and other equity balances of the legal subsidiary  (accounting  acquirer) before  the business combination; (d) the amount recognized as issued equity interests in  the   consolidated  financial  statements determined  by  adding  the issued equity interest of the legal subsidiary (the accounting acquirer) outstanding immediately  before  the business combination  to  the fair value of the legal parent (accounting acquiree) determined in accordance  with  the  guidance in  this topic applicable  to  business combinations. However, the  equity  structure (that is, the number and type of equity interests issued) reflects the  equity  structure  of  the  legal  parent  (the  accounting  acquiree),  including  the  equity interests the legal parent issued  to  effect  the  combination.

Accordingly, the equity structure of the legal subsidiary (the accounting acquirer)  is  restated  using  the  exchange  ratio  established  in  the  acquisition agreement to reflect the number of shares of the legal parent (the accounting acquiree) issued in the reverse acquisition.

Pursuant to ASC 805-40-45-4 and 45-5, in calculating  the  weighted-average  number of common  shares  outstanding  (the  denominator of the  earnings-per-  share (“EPS”) calculation) during the period in which  the reverse  acquisition  occurs:  (a) The  number of common  shares outstanding  from the beginning  of  that period to the acquisition date shall be computed on the basis of the  weighted-average  number of common  shares  of the  legal  acquiree  (accounting acquirer) outstanding during the period multiplied by the exchange ratio established in the merger agreement; and (b)  the  number  of  common  shares  outstanding from the acquisition date to the end of that period shall be the actual number of common shares of the legal acquirer (the accounting acquiree) outstanding during that period. The basic EPS for each comparative period before the acquisition date presented in the   consolidated  financial statements following a reverse acquisition shall be calculated by dividing (a) by (b): (a)  The  income  of  the  legal  acquiree  attributable  to  common  shareholders in each of those periods; and (b) the legal acquiree’s historical weighted-average number of common shares  outstanding  multiplied  by  the  exchange ratio  established  in  the acquisition  agreement.

As a result of the controlling financial interest of the former stockholders of Tiger Trade, for financial statement reporting purposes, the asset acquisition has been treated as a reverse acquisition with Tiger Trade deemed the accounting acquirer and SMSA deemed the accounting acquiree under the acquisition method of accounting in accordance with ASC 805-10-55 of the FASB. The reverse acquisition is deemed a capital transaction and the net assets of Tiger Trade (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the acquisition. The acquisition process utilizes the capital  structure  of the  Company  and  the  assets  and liabilities of Tiger Trade which  are recorded  at their historical cost. The equity of the Company is the historical equity of Tiger Trade.

F - 4

The following table summarizes the preliminary acquisition accounting.

Total purchase consideration:

Common stock outstanding prior to the reverse acquisition	10,030,612
Common stock issued	17,900,000
Common stock cancelled	(7,095,602)
Common stock outstanding after the reverse acquisition	20,835,010

Following is a summary of the historical cost values of the Assets acquired and liabilities assumed as if the acquisition occurred on September 30, 2015:
Assets acquired:
Property and equipment, net	15,465
Other assets, including cash	356,551
Total assets	372,016
Liabilities assumed:
Accounts payable	29,246
Total liabilities	29,246

Net transfer value	342,770

There were no material relationships between SMSA and Tiger Trade or between their respective affiliates, directors, or officers or associates.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma combined financial statements have been compiled in a manner consistent with the accounting policies adopted by Tiger Trade.  The accounting policies of SMSA were not deemed to be materially different from those adopted by Tiger Trade.

3.  ACQUISITION RELATED COSTS

Tiger Trade incurred acquisition-related charges, primarily for investment banking, legal, accounting and other professional services.  Additionally, Tiger Trade paid a cancellation fee of $245,000 to Orsolya Peresztegi, SMSA’s sole officer and director in exchange for the cancellation of 7,095,602 of her Common Shares of SMSA.

4.  PRO FORMA ADJUSTMENTS

The unaudited pro forma combined financial statements are based upon the historical financial statements of Tiger Trade and SMSA and reflect certain adjustments which Tiger Trade believes are reasonable to give effect to the SMSA reverse acquisition.  The adjustments are based upon currently available information and assumptions, and therefore the actual impacts will likely differ from the reported pro forma adjustments. Pro forma adjustments are comprised of the issuance and retirement of common and preferred stock and retained earnings of SMSA.

F - 5